Exhibit 99.1

PDL Community Bancorp Announces 2019 Third Quarter Results

New York (October 30, 2019): PDL Community Bancorp (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), reported net income of $709,000, or $0.04 per basic and diluted share, for the third quarter of 2019, compared to $950,000, or $0.05 per basic and diluted share, for the prior quarter and net income of $402,000, or $0.02 per basic and diluted share, for the third quarter of 2018. For the nine months ended September 30, 2019 and 2018, net income was $2.3 million and $2.0 million, or $0.13 and $0.11 per basic and diluted share, respectively.

Carlos P. Naudon, President and CEO remarked that, “the year-to-date results are evidence that management remains focused on executing on its core business while investing in capturing growth opportunities and executing strategic initiatives. The increase in net interest income from the prior year reflects the balancing of loan growth and asset quality, the increase in occupancy and equipment expense evidences the continued branch transformation initiative, and the shares repurchased this year have added value to shareholders.”

Net Income

The $241,000 decrease in net income from the prior quarter reflects a $627,000, or 7.2%, increase in noninterest expense, a $118,000, or 3.8%, increase in interest expense, a $107,000, or 15.6%, decrease in noninterest income and a $14,000 increase in provision for loan losses, offset by a $539,000, or 4.3%, increase in interest and dividend income and a $86,000, or 23.1%, decrease in provision for income taxes.

The $307,000 increase in net income from the same quarter last year reflects a $1.2 million, or 10.4%, increase in interest and dividend income and a $588,000 decrease in provision for loan losses, offset by a $698,000, or 28.0%, increase in interest expense, a $565,000, or 6.4%, increase in noninterest expense, a $135,000, or 18.9%, decrease in noninterest income and a $99,000, or 52.7%, increase in provision for income taxes.

Net income for the nine months ended September 30, 2019 and 2018 was $2.3 million and $2.0 million, respectively. For the nine months ended September 30, 2019, net income reflects an increase of $3.9 million, or 11.6%, in interest and dividend income and a $871,000, or 84.2%, decrease in provision for loan losses, offset by a $2.4 million, or 35.5%, increase in interest expense, a $1.6 million, or 6.5%, increase in noninterest expense, a $344,000, or 55.2%, increase in provision for income taxes and a $104,000, or 4.9%, decrease in noninterest income.

Net Interest Margin

The net interest margin increased by 8 basis points to 3.83% for the three months ended September 30, 2019 from 3.75% for the three months ended June 30, 2019, while the net interest rate spread increased by 10 basis points to 3.44% from 3.34% for the same periods. Average interest-earning assets increased by $11.4 million, or 1.1%, to $1,010.9 million for the three months ended September 30, 2019 from $999.4 million for the three months ended June 30, 2019. The average yield on interest-earning assets increased by 10 basis points to 5.08% from 4.98%, for the same periods. Average interest-bearing liabilities increased by $19.1 million, or 2.5%, to $769.4 million for the three months ended September 30, 2019 from $750.3 million for the three months ended June 30, 2019. The average rate on interest-bearing liabilities was unchanged at 1.64% for both periods.

The net interest margin decreased by 3 basis points to 3.83% for the three months ended September 30, 2019 from 3.86% for the three months ended September 30, 2018, while the net interest rate spread decreased by 5 basis points to 3.44% from 3.49% for the same periods. Average interest-earning assets increased by $59.7 million, or 6.3%, to $1,010.9 million for the three months ended September 30, 2019 from $951.2 million for the three months ended September 30, 2018. The average yield on interest-earning assets increased by 18 basis points to 5.08% from 4.90% for the same periods. Average interest-bearing liabilities increased by $65.3 million, or 9.3%, to $769.4 million for the three months ended September 30, 2019 from $704.1 million for the three months ended September 30, 2018. The average rate on interest-bearing liabilities increased by 24 basis points to 1.64% from 1.40% for the same periods.

Noninterest Income

Noninterest income decreased to $579,000 for the three months ended September 30, 2019, down $107,000, or 15.6%, from $686,000 for the three months ended June 30, 2019. The decrease was attributable to decreases of $112,000, or 42.7%, in late and prepayment charges related to mortgage loans and $26,000, or 15.1%, in other noninterest income offset by increases of $19,000, or 8.3%, in service charges and fees and $12,000, or 50.0%, in brokerage commissions.

Noninterest income decreased to $579,000 for the three months ended September 30, 2019, down $135,000, or 18.9%, from $714,000 for the three months ended September 30, 2018. The decrease was mainly attributable to decreases of $250,000, or 87.4%, in brokerage commissions and $26,000, or 15.1%, in other noninterest income offset by increases of $85,000, or 130.8%, in late and prepayment charges related to mortgage loans and $56,000, or 29.3%, in service charges and fees.

Noninterest Expense

Noninterest expense was $9.3 million for the three months ended September 30, 2019, up $627,000, or 7.2%, from $8.7 million for the three months ended June 30, 2019. The increase was mainly attributable to increases in professional fees of $223,000; occupancy and equipment of $211,000 as a result of prior quarter project completion expenses; compensation and benefits expense of $191,000 as a result of expenses related to new hires and annual merit increase; insurance and surety bond premiums of $63,000; regulatory dues of $23,000 and office supplies, telephone and postage expenses of $10,000. The increase in noninterest expense was partially offset by decreases in other operating expenses of $57,000 mainly due to a credit from the Federal Deposit Insurance Corporation in the amount of $205,000 related to our FDIC deposit insurance assessment; and data processing expenses of $33,000.

Noninterest expense increased $565,000, or 6.4%, to $9.3 million for the three months ended September 30, 2019 from $8.8 million for the three months ended September 30, 2018. The increase was mainly attributable to increases in occupancy and equipment of $358,000 as a result of rebranding and branch renovation initiatives; compensation and benefits expense of $120,000 as a result of expenses related to restricted stock and stock options; other operating expenses of $90,000 as a result of increase in recruiting fees of $107,000 offset by a credit from the Federal Deposit Insurance Corporation in the amount of $205,000 related to our FDIC deposit insurance assessment; insurance and surety bond premiums of $59,000; and data processing expenses of $56,000 as a result of system enhancements and implementation charges related to software upgrades and additional products. The increase in noninterest expense was partially offset by decreases in direct loan expenses of $82,000; office supplies, telephone and postage expenses of $27,000 and professional fees of $22,000.

Asset Quality

Nonperforming assets increased to $10.3 million, or 0.94% of total assets, at September 30, 2019, from $10.1 million, or 0.96% of total assets, at June 30, 2019 and $6.6 million, or 0.67% of total assets, at September 30, 2018. The increase from June 30, 2019 is mainly attributable to an increase in nonaccrual, 1-4 family residential loans of $522,000.

There was a $14,000 provision for loan losses for the quarter ended September 30, 2019, compared to $0 for the quarter ended June 30, 2019 and $602,000 for the quarter ended September 30, 2018. The allowance for loan losses was $12.2 million, or 1.27% of total loans, at September 30, 2019, compared to $12.5 million, or 1.32% of total loans, at June 30, 2019 and $12.4 million, or 1.37% of total loans, at September 30, 2018. Net charge-offs totaled $372,000 for the quarter ended September 30, 2019, compared to net recoveries totaling $11,000 for the quarter ended June 30, 2019 and $13,000 for the quarter ended September 30, 2018.

Balance Sheet

Total assets increased $40.1 million, or 3.8%, to $1,100.0 million at September 30, 2019 from $1,059.9 million at December 31, 2018. Net loans increased $30.0 million, or 3.3%, to $948.5 million at September 30, 2019 from $918.5 million at December 31, 2018. The increase in net loans was primarily due to increases of $18.6 million, or 21.2%, in construction and land loans, $3.9 million, or 1.0%, in 1-4 family residential and $12.1 million, or 5.2%, in multifamily residential loans, offset by a decrease of $4.7 million, or 29.7%, in business loans.

Steven A. Tsavaris, Executive Chairman remarked that, “while management remains optimistic about the loan production for the remainder of 2019, we are experiencing tough competition for refinancings accelerated by the decreasing interest rate environment." He also remarked that "loan originations remain close to the same levels as the previous year, but payoffs have increased as interest rates have declined."

Total deposits decreased $51.9 million, or 6.4%, to $757.8 million at September 30, 2019 from $809.8 million at December 31, 2018. The decrease in deposits was mainly attributable to decreases of $55.4 million, or 13.1%, in certificates of deposit and $11.7 million, or 10.1% in demand deposits offset by an increase of $15.2 million, or 5.7%, in savings, NOW and money market accounts.

Total stockholders’ equity was $160.6 million at September 30, 2019, compared to $169.2 million at December 31, 2018. The Company and the Bank exceeded all regulatory capital requirements to be deemed well-capitalized at September 30, 2019. The Bank’s total capital to risk-weighted assets ratio was 19.29%, the tier 1 capital to risk-weighted assets ratio and the common equity tier 1 capital ratio were both 18.03%, and the tier 1 capital to total assets ratio was 13.62% at September 30, 2019, compared to 19.39%, 18.14%, and 13.66%, respectively, at December 31, 2018.

On March 22, 2019, the Board of Directors adopted a share repurchase program effective March 25, 2019 through September 24, 2019. Under the repurchase program, the Company could have repurchased up to 923,151 shares of its common stock, or approximately 5% of the outstanding shares, which are to be used primarily to fund the grants of restricted stock units and stock options made under the Company’s 2018 Long-Term Incentive Plan. Repurchased shares are held by the Company as Treasury shares until used to fund the restricted stock units and option grants. A total of 886,325 shares were repurchased under the program before it expired on September 24, 2019. During the quarter ended September 30, 2019, the Company repurchased 409,347 shares of the Company’s common stock.

About PDL Community Bancorp

PDL Community Bancorp is the holding company for Ponce Bank. The Bank’s business primarily consists of taking deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties and construction and land, and, to a lesser extent, in business and consumer loans. The Bank also invests in securities, which have historically consisted of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities and Federal Home Loan Bank stock. The Bank offers a variety of deposit accounts, including demand, savings, money market and certificates of deposit.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the prospectus and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, PDL Community Bancorp’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.

PDL Community Bancorp and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except for share data)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
ASSETS
Cash and due from banks:
Cash	$6,425	$6,003	$5,690	$45,225	$5,494
Interest-bearing deposits in banks	40,965	47,007	35,877	24,553	16,895
Total cash and cash equivalents	47,390	53,010	41,567	69,778	22,389
Available-for-sale securities, at fair value	51,966	22,154	22,166	27,144	24,177
Loans receivable, net	948,548	934,236	925,099	918,509	893,884
Accrued interest receivable	3,893	3,773	3,735	3,795	3,609
Premises and equipment, net	32,805	32,205	31,777	31,135	29,293
Other real estate owned	—	58	—	—	—
Federal Home Loan Bank of New York stock (FHLBNY), at cost	8,659	4,609	2,915	2,915	2,621
Deferred tax assets	3,925	3,913	3,852	3,811	4,118
Other assets	2,802	2,158	2,485	2,814	2,620
Total assets	$1,099,988	$1,056,116	$1,033,596	$1,059,901	$982,711
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$757,845	$802,408	$806,781	$809,758	$764,792
Accrued interest payable	81	88	75	63	75
Advance payments by borrowers for taxes and insurance	7,780	6,059	8,099	6,037	7,219
Advances from the Federal Home Loan Bank of New York and others	169,404	79,404	44,404	69,404	37,775
Other liabilities	4,324	2,954	3,975	5,467	5,706
Total liabilities	939,434	890,913	863,334	890,729	815,567
Commitments and contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued	—	—	—	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 18,463,028 shares issued and 17,576,703 shares outstanding as of September 30, 2019 and 18,463,028 shares issued and outstanding as of December 31,2018	185	185	185	185	185
Treasury stock, at cost; 886,325 shares at September 30, 2019 and no shares as of December 31, 2018	(12,663)	(6,798)	(193)	—	—
Additional paid-in-capital	85,750	85,357	84,976	84,581	84,557
Retained earnings	101,140	100,431	99,481	98,813	96,896
Accumulated other comprehensive loss	(7,947)	(7,941)	(8,035)	(8,135)	(8,101)
Unearned compensation - ESOP; 591,062 shares as of September 30, 2019 and 627,251 shares as of December 31, 2018	(5,911)	(6,031)	(6,152)	(6,272)	(6,393)
Total stockholders' equity	160,554	165,203	170,262	169,172	167,144
Total liabilities and stockholders' equity	$1,099,988	$1,056,116	$1,033,596	$1,059,901	$982,711

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Interest and dividend income:
Interest on loans receivable	$12,663	$12,060	$12,095	$12,026	$11,483
Interest on deposits due from banks	117	278	149	170	141
Interest and dividend on available-for-sale securities and FHLBNY stock	173	76	138	130	113
Total interest and dividend income	12,953	12,414	12,382	12,326	11,737
Interest expense:
Interest on certificates of deposit	1,896	1,904	1,956	2,078	1,942
Interest on other deposits	759	821	631	320	272
Interest on borrowings	533	345	333	321	276
Total interest expense	3,188	3,070	2,920	2,719	2,490
Net interest income	9,765	9,344	9,462	9,607	9,247
Provision for loan losses	14	—	149	215	602
Net interest income after provision for loan losses	9,751	9,344	9,313	9,392	8,645
Noninterest income:
Service charges and fees	247	228	230	217	191
Brokerage commissions	36	24	109	108	286
Late and prepayment charges	150	262	139	278	65
Other	146	172	275	212	172
Total noninterest income	579	686	753	815	714
Noninterest expense:
Compensation and benefits	4,667	4,476	5,014	4,371	4,547
Occupancy and equipment	1,943	1,732	1,911	1,879	1,585
Data processing expenses	398	431	353	357	342
Direct loan expenses	183	182	156	217	265
Insurance and surety bond premiums	146	83	83	94	87
Office supplies, telephone and postage	281	271	317	349	308
Professional fees	956	733	510	1,025	978
Marketing and promotional expenses	46	47	26	68	40
Directors fees	69	73	83	69	69
Regulatory dues	70	47	56	60	63
Other operating expenses	575	632	582	585	485
Total noninterest expense	9,334	8,707	9,091	9,074	8,769
Income before income taxes	996	1,323	975	1,133	590
Provision for income taxes	287	373	307	498	188
Net income	$709	$950	$668	$635	$402
Earnings per share:
Basic	$0.04	$0.05	$0.04	$0.04	$0.02
Diluted	$0.04	$0.05	$0.04	$0.04	$0.02

PDL Community Bancorp and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
	2019	2018	Variance $	Variance %
Interest and dividend income:
Interest on loans receivable	$36,818	$32,922	$3,896	11.83%
Interest on deposits due from banks	498	510	(12)	(2.35%)
Interest and dividend on available-for-sale securities and FHLBNY stock	433	399	34	8.52%
Total interest and dividend income	37,749	33,831	3,918	11.58%
Interest expense:
Interest on certificates of deposit	5,756	5,539	217	3.92%
Interest on other deposits	2,211	655	1,556	237.56%
Interest on borrowings	1,211	578	633	109.52%
Total interest expense	9,178	6,772	2,406	35.53%
Net interest income	28,571	27,059	1,512	5.59%
Provision for loan losses	163	1,034	(871)	(84.24%)
Net interest income after provision for loan losses	28,408	26,025	2,383	9.16%
Noninterest income:
Service charges and fees	705	627	78	12.44%
Brokerage commissions	169	424	(255)	(60.14%)
Late and prepayment charges	551	327	224	68.50%
Other	593	744	(151)	(20.30%)
Total noninterest income	2,018	2,122	(104)	(4.90%)
Noninterest expense:
Compensation and benefits	14,157	13,466	691	5.13%
Occupancy and equipment	5,586	4,794	792	16.52%
Data processing expenses	1,182	1,050	132	12.57%
Direct loan expenses	521	572	(51)	(8.92%)
Insurance and surety bond premiums	312	275	37	13.45%
Office supplies, telephone and postage	869	960	(91)	(9.48%)
Professional fees	2,199	2,130	69	3.24%
Marketing and promotional expenses	119	147	(28)	(19.05%)
Directors fees	225	207	18	8.70%
Regulatory dues	173	177	(4)	(2.26%)
Other operating expenses	1,789	1,705	84	4.93%
Total noninterest expense	27,132	25,483	1,649	6.47%
Income before income taxes	3,294	2,664	630	23.65%
Provision for income taxes	967	623	344	55.22%
Net income	$2,327	$2,041	$286	14.01%
Earnings per share:
Basic	$0.13	$0.11	N/A	N/A
Diluted	$0.13	$0.11	N/A	N/A

PDL Community Bancorp and Subsidiaries

Key Metrics

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
Performance Ratios:
Return on average assets	0.27%	0.37%	0.26%	0.25%	0.16%
Return on average equity	1.71%	2.26%	1.59%	1.49%	0.95%
Net interest rate spread (1)	3.44%	3.34%	3.46%	3.52%	3.49%
Net interest margin (2)	3.83%	3.75%	3.86%	3.90%	3.86%
Noninterest expense to average assets	3.54%	3.38%	3.59%	3.57%	3.54%
Efficiency ratio (3)	90.24%	86.81%	89.00%	87.07%	88.03%
Average interest-earning assets to average interest- bearing liabilities	131.38%	133.20%	133.93%	134.30%	135.09%
Average equity to average assets	15.71%	16.27%	16.58%	16.69%	17.06%
Capital Ratios:
Total capital to risk weighted assets (bank only)	19.29%	19.54%	19.32%	19.39%	19.60%
Tier 1 capital to risk weighted assets (bank only)	18.03%	18.29%	18.06%	18.14%	18.35%
Common equity Tier 1 capital to risk-weighted assets (bank only)	18.03%	18.29%	18.06%	18.14%	18.35%
Tier 1 capital to average assets (bank only)	13.62%	13.64%	13.56%	13.66%	13.78%
Asset Quality Ratios:
Allowance for loan losses as a percentage of total loans	1.27%	1.32%	1.33%	1.36%	1.37%
Allowance for loan losses as a percentage of nonperforming loans	117.72%	123.50%	155.87%	186.77%	(186.74%)
Net (charge-offs) recoveries to average outstanding loans	(0.15%)	0.00%	(0.16%)	0.03%	0.00%
Non-performing loans as a percentage of total loans	1.09%	1.08%	0.86%	0.73%	0.73%
Non-performing loans as a percentage of total assets	0.94%	0.96%	0.77%	0.64%	0.67%
Total non-performing assets as a percentage of total assets	0.94%	0.96%	0.77%	0.64%	0.67%
Total non-performing assets, accruing loans past due 90 days or more, and accruing troubled debt restructured loans as a percentage of total assets	1.73%	1.82%	1.74%	1.63%	1.79%
Other:
Number of offices	14	14	14	14	14
Number of full-time equivalent employees	187	183	185	181	175

(1)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by average total interest-earning assets.
(3)	Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Key metrics calculated on income statement items were annualized where appropriate.

PDL Community Bancorp and Subsidiaries

Loan Portfolio

	For the Quarters Ended
	September 30,		June 30,		March 31,		December 31,		September 30,
	2019		2019		2019		2018		2018
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Mortgage loans:
1-4 family residential
Investor Owned	$309,065	32.23%	$302,428	32.00%	$304,650	32.55%	$303,197	32.61%	$295,792	32.69%
Owner-Occupied	90,843	9.47%	92,904	9.83%	95,449	10.20%	92,788	9.98%	95,464	10.55%
Multifamily residential	244,644	25.51%	238,974	25.28%	234,749	25.09%	232,509	25.01%	219,958	24.31%
Nonresidential properties	195,952	20.44%	197,367	20.88%	199,903	21.36%	196,917	21.18%	191,603	21.17%
Construction and land	106,124	11.07%	100,995	10.69%	84,844	9.07%	87,572	9.42%	85,293	9.42%
Total mortgage loans	946,628	98.72%	932,668	98.68%	919,595	98.27%	912,983	98.20%	888,110	98.14%
Nonmortgage loans:
Business loans	11,040	1.15%	11,373	1.20%	15,101	1.61%	15,710	1.69%	15,832	1.75%
Consumer loans	1,252	0.13%	1,151	0.12%	1,125	0.12%	1,068	0.11%	992	0.11%
Total nonmortgage loans	12,292	1.28%	12,524	1.32%	16,226	1.73%	16,778	1.80%	16,824	1.86%
Total loans	958,920	100.00%	945,192	100.00%	935,821	100.00%	929,761	100.00%	904,934	100.00%

Net deferred loan origination costs	1,788		1,562		1,727		1,407		1,316
Allowance for losses on loans	(12,160)		(12,518)		(12,449)		(12,659)		(12,366)

Loans, net	$948,548		$934,236		$925,099		$918,509		$893,884

PDL Community Bancorp and Subsidiaries

Nonperforming Assets

	For the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2019	2019	2019	2018	2018
	(Dollars in thousands)
Nonaccrual loans:
Mortgage loans:
1-4 family residential
Investor owned	$1,281	$1,299	$1,284	$205	$206
Owner occupied	1,052	479	933	1,092	1,098
Multifamily residential	—	7	13	16	—
Nonresidential properties	3,099	3,288	531	706	544
Construction and land	1,292	1,327	1,341	1,115	1,103
Nonmortgage loans:
Business	—	—	275	—	—
Consumer	—	2	4	—	—
Total nonaccrual loans (not including non-accruing troubled debt restructured loans)	$6,724	$6,402	$4,381	$3,134	$2,951

Non-accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$471	$493	$1,023	$1,053	$1,076
Owner occupied	2,488	2,499	1,972	1,987	1,990
Multifamily residential	—	—	—	—	—
Nonresidential properties	647	742	611	604	605
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total non-accruing troubled debt restructured loans	3,606	3,734	3,606	3,644	3,671
Total nonaccrual loans	$10,330	$10,136	$7,987	$6,778	$6,622

Real estate owned:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total real estate owned	—	—	—	—	—
Total nonperforming assets	$10,330	$10,136	$7,987	$6,778	$6,622

Accruing loans past due 90 days or more:
Mortgage loans:
1-4 family residential
Investor owned	$—	$—	$—	$—	$—
Owner occupied	—	—	—	—	—
Multifamily residential	—	—	—	—	—
Nonresidential properties	—	—	—	—	—
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	—	—	—	—	—
Consumer	—	—	—	—	—
Total accruing loans past due 90 days or more	$—	$—	$—	$—	$—
Accruing troubled debt restructured loans:
Mortgage loans:
1-4 family residential
Investor owned	$5,226	$5,267	$5,157	$5,192	$5,224
Owner occupied	2,114	2,493	3,415	3,456	3,882
Multifamily residential	—	—	—	—	—
Nonresidential properties	1,317	1,330	1,428	1,438	1,449
Construction and land	—	—	—	—	—
Nonmortgage loans:
Business	35	37	40	374	398
Consumer	—	—	—	—	—
Total accruing troubled debt restructured loans	$8,692	$9,127	$10,040	$10,460	$10,953
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans	$19,022	$19,263	$18,027	$17,238	$17,575
Total nonperforming loans to total loans	1.09%	1.08%	0.86%	0.73%	0.73%
Total nonperforming assets to total assets	0.94%	0.96%	0.77%	0.64%	0.67%
Total nonperforming assets, accruing loans past due 90 days or more and accruing troubled debt restructured loans to total assets	1.73%	1.82%	1.74%	1.63%	1.79%

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Three Months Ended September 30,
	2019			2018
	Average			Average
	Outstanding		Average	Outstanding		Average
	Balance	Interest	Yield/Rate (1)	Balance	Interest	Yield/Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$957,987	$12,663	5.24%	$890,063	$11,483	5.12%
Available-for-sale securities	22,415	81	1.43%	25,330	89	1.39%
Other (2)	30,460	209	2.72%	35,792	165	1.83%
Total interest-earning assets	1,010,862	12,953	5.08%	951,185	11,737	4.90%
Non-interest-earning assets	35,840			32,634
Total assets	$1,046,702			$983,819
Interest-bearing liabilities:
NOW/IOLA	$28,183	$35	0.49%	$27,523	$25	0.36%
Money market	144,666	685	1.88%	64,625	199	1.22%
Savings	118,308	38	0.13%	126,329	47	0.15%
Certificates of deposit	379,915	1,896	1.98%	435,159	1,942	1.77%
Total deposits	671,072	2,654	1.57%	653,636	2,213	1.34%
Advance payments by borrowers	7,991	1	0.05%	7,409	1	0.05%
Borrowings	90,361	533	2.34%	43,057	276	2.54%
Total interest-bearing liabilities	769,424	3,188	1.64%	704,102	2,490	1.40%
Non-interest-bearing liabilities:
Non-interest-bearing demand	109,491	—		105,376	—
Other non-interest-bearing liabilities	3,402	—		6,456	—
Total non-interest-bearing liabilities	112,893	—		111,832	—
Total liabilities	882,317	3,188		815,934	2,490
Total equity	164,385			167,885
Total liabilities and total equity	$1,046,702		1.64%	$983,819		1.40%
Net interest income		$9,765			$9,247
Net interest rate spread (3)			3.44%			3.49%
Net interest-earning assets (4)	$241,438			$247,083
Net interest margin (5)			3.83%			3.86%
Average interest-earning assets to interest-bearing liabilities			131.38%			135.09%

(1)	Annualized where appropriate.
(2)	Includes FHLBNY demand account and FHLBNY stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.

PDL Community Bancorp and Subsidiaries

Average Balance Sheets

	For the Nine Months Ended September 30,
	2019			2018
	Average		Average	Average		Average
	Outstanding		Yield/Rate	Outstanding		Yield/Rate
	Balance	Interest	(1)	Balance	Interest	(1)
	(Dollars in thousands)
Interest-earning assets:
Loans	$940,971	$36,818	5.23%	$850,316	$32,922	5.18%
Available-for-sale securities	22,772	244	1.43%	27,417	299	1.46%
Other (2)	37,551	687	2.45%	45,113	610	1.81%
Total interest-earning assets	1,001,294	37,749	5.04%	922,846	33,831	4.90%
Non-interest-earning assets	35,142			33,815
Total assets	$1,036,436			$956,661
Interest-bearing liabilities:
NOW/IOLA	$27,298	$86	0.42%	$27,955	$75	0.36%
Money market	124,263	2,004	2.16%	56,694	451	1.06%
Savings	120,748	118	0.13%	125,643	126	0.13%
Certificates of deposit	408,241	5,756	1.89%	438,121	5,539	1.69%
Total deposits	680,550	7,964	1.56%	648,413	6,191	1.28%
Advance payments by borrowers	8,423	3	0.05%	7,345	3	0.05%
Borrowings	64,947	1,211	2.49%	30,030	578	2.57%
Total interest-bearing liabilities	753,920	9,178	1.63%	685,788	6,772	1.32%
Non-interest-bearing liabilities:
Non-interest-bearing demand	110,730	—		98,247	—
Other non-interest-bearing liabilities	4,087	—		5,555	—
Total non-interest-bearing liabilities	114,817	—		103,802	—
Total liabilities	868,737	9,178		789,590	6,772
Total equity	167,699			167,071
Total liabilities and total equity	$1,036,436		1.63%	$956,661		1.32%
Net interest income		$28,571			$27,059
Net interest rate spread (3)			3.41%			3.58%
Net interest-earning assets (4)	$247,374			$237,058
Net interest margin (5)			3.81%			3.92%
Average interest-earning assets to
interest-bearing liabilities			132.81%			134.57%

(1)	Annualized where appropriate.
(2)	Includes FHLBNY demand account and FHLBNY stock dividends.
(3)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate of interest-bearing liabilities.
(4)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)	Net interest margin represents net interest income divided by average total interest-earning assets.